UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 2, 2009
(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund

(Exact name of registrant as specified in its charter)

Michigan		38-25930667
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

280 Daines Street, Suite 300, Birmingham, MI  48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 30, 2009, the Board of Directors of the General Partner of Uniprop Manufactured Housing Communities Income Fund (the “Fund”) unanimously approved a motion to accept a purchase offer from an unrelated third party for the sale of Aztec Estates in Margate, Florida.  The Agreement of Purchase and Sale was subsequently entered into on March 31, 2009.

Because the Fund is in default on its first mortgage loan, the lender also needed to consent to the sale.  This consent was granted on the condition that the Fund enters into a forbearance agreement with the lender.  This forbearance agreement is presently being negotiated but will likely involve placing the deeds for both Aztec Estates and Old Dutch Farms in escrow pending the sale.  Should the sale of Aztec Estates not close as contemplated, the lender will acquire ownership of the two properties.  Should the sale of Aztec Estates close at the contracted price, the proceeds will be sufficient to satisfy the entire debt amount with the first mortgage lender.  In this event, the Fund will continue to own the Old Dutch Farms property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND
(Registrant)

Dated: April 2, 2009	By:	P.I. Associates Limited Partnership,
General Partner

By:	/s/ Joel Schwartz
Joel Schwartz, Principal Financial Officer